Exhibit 99.2
INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Overview
     On February 8, 2010, we acquired a 61.92% ownership interest in Standard Diagnostics, Inc., or Standard Diagnostics, via a tender offer for approximately $162.1 million. On March 22, 2010, we acquired an incremental 13.37% ownership interest in Standard Diagnostics via a second tender offer for approximately $36.2 million. Standard Diagnostics, a publicly-traded Korean company, specializes in the medical diagnostics industry. Its main product lines relate to diagnostic reagents and devices for hepatitis, infectious diseases, tumor markers, fertility, drugs of abuse, urine strips and protein strips. The preliminary aggregate purchase price was $198.3 million, which consisted of two cash payments.
     On April 30, 2009, we completed our acquisition of the assets of ACON Laboratories, Inc.’s and certain related entities’ (collectively, “ACON”) business of researching, developing, manufacturing, distributing, marketing and selling lateral flow immunoassay and directly-related products (the “Business”) for the remainder of the world outside of the First Territory (as defined below), including China, Asia Pacific, Latin America, South America, the Middle East, Africa, India, Pakistan, Russia and Eastern Europe (the “Second Territory Business”). We acquired ACON’s Business in the United States, Canada, Western Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory”) in March 2006.
     The unaudited pro forma condensed combined statements of operations (the “Financial Statements”) reflect our acquisition of Standard Diagnostics and the Second Territory Business. The Financial Statements are based on the respective historical consolidated financial statements and the notes thereto of Inverness, Standard Diagnostics and the Second Territory Business.
     For purposes of preparing the Financial Statements, historical financial information of Inverness, Standard Diagnostics and the Second Territory Business is presented for the year ended December 31, 2009 and the three months ended March 31, 2010.
     The historical financial information of Standard Diagnostics included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010 includes results of operations for the pre-acquisition period ended February 8, 2010, which represents the historical pre-acquisition results of Standard Diagnostics. Our initial February 8, 2010 acquisition of 61.92% of Standard Diagnostics was not deemed material under Rule 3-05 of Regulation S-X. However, when combined with our acquisition of an additional ownership interest on March 22, 2010, Standard Diagnostics was deemed significant effective with this purchase. The results for Standard Diagnostics for the year ended December 31, 2009 have been derived from footnote 32 “Reconciliation from Korean GAAP to US GAAP” of the audited financial statements for Standard Diagnostics for the year ended December 31, 2009. These financial statements have been filed as exhibit 99.1 of this Form 8-K/A with the condensed consolidated income statement under US GAAP translated from Korean Won to US Dollars at an exchange rate of 1,269 Korean Won per US Dollar.
     The historical financial information of the Second Territory Business included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010 includes results of operations for the pre-acquisition period ended April 30, 2009, which represents the historical pre-acquisition results of the Second Territory Business. Actual operating results of Standard Diagnostics and the Second Territory Business are included in Inverness’ historical financial results from the date of the acquisition.
     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010 assume that the acquisition of Standard Diagnostics and the Second Territory Business occurred on January 1, 2009.

     The Financial Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations for future periods or the results that would have been realized had the acquisitions of Standard Diagnostics and the Second Territory Business been consummated as of January 1, 2009. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the Financial Statements that management of Inverness believes are reasonable in the circumstances.
     The Financial Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of Inverness included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, our Quarterly Report on Form 10-Q for the three months ended March 31, 2010 and our previously filed Forms 8-K.
     The following is a more complete explanation of the completed transactions reflected in the unaudited pro forma condensed combined financial statements.
Acquisition of Standard Diagnostics
     On February 8, 2010, we acquired a 61.92% ownership interest in Standard Diagnostics, Inc., or Standard Diagnostics, via a tender offer for approximately $162.1 million. On March 22, 2010, we acquired an incremental 13.37% ownership interest in Standard Diagnostics via a second tender offer for approximately $36.2 million. Standard Diagnostics, a publicly-traded Korean company, specializes in the medical diagnostics industry. Its main product lines relate to diagnostic reagents and devices for hepatitis, infectious diseases, tumor markers, fertility, drugs of abuse, urine strips and protein strips. The preliminary aggregate purchase price was $198.3 million, which consisted of two cash payments.
Acquisition of the Second Territory Business
     On April 30, 2009, we completed our acquisition of the assets of ACON Laboratories, Inc.’s and certain related entities’ (collectively, “ACON”) business of researching, developing, manufacturing, distributing, marketing and selling lateral flow immunoassay and directly-related products (the “Business”) for the remainder of the world outside of the First Territory (as defined below), including China, Asia Pacific, Latin America, South America, the Middle East, Africa, India, Pakistan, Russia and Eastern Europe (the “Second Territory Business”). We acquired ACON’s Business in the United States, Canada, Western Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory”) in March 2006. The preliminary aggregate purchase price for the Second Territory Business was approximately $191.1 million ($189.1 million present value), which consisted of cash payments totaling $104.7 million, 1,202,691 shares of our common stock with an aggregate fair value of $42.1 million and deferred purchase price consideration payable in cash and common stock with an aggregate fair value of $42.3 million.
     We expect to pay an amount equal to $15.5 million in shares of our common stock as settlement of a portion of the deferred purchase price consideration. The deferred payments will bear interest at a rate of 4%. The remainder of the purchase price will be due in two installments, each comprising 7.5% of the total purchase price, or approximately $28.9 million, on the dates 15 and 30 months after the acquisition date. These amounts do not bear interest and may be paid in cash or a combination of cash and up to approximately 29% of each of these payments in shares of our common stock. For purposes of determining the preliminary aggregate purchase price of $189.1 million, we present valued the final two installment payments totaling $28.9 million using a discount rate of 4%, resulting in a reduction in the deferred purchase price consideration of approximately $2.0 million.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
For the three months ended March 31, 2010
(in 000s, except per share amounts)

	Pro Forma Adjustments
		Standard Diagnostics	Standard Diagnostics		Pro forma
	Inverness	Historical	Adjustments		Combined Company
Net product sales and services revenue	$509,405	$5,380	$—		$514,785
License and royalty revenue	5,849	—	—		5,849

Net revenue	515,254	5,380	—		520,634
Cost of net revenue	241,297	1,637	(2,112	)F, H	240,822

Gross profit	273,957	3,743	2,112		279,812

Operating expenses:
Research and development	30,993	678	—		31,671
Sales and marketing	119,591	977	780	F	121,348
General and administrative	94,663	138	—		94,801

Total operating expenses	245,247	1,793	780		247,820

Operating income	28,710	1,950	1,332		31,992
Interest and other income (expense), net	(30,091)	665	—		(29,426)

(Loss) income from continuing operations before provision for income taxes	(1,381)	2,615	1,332		2,566
Provision for income taxes	446	783	320	C	1,549

(Loss) income from continuing operations before equity earnings of unconsolidated entities, net of tax	(1,827)	1,832	1,012		1,017
Equity earnings of unconsolidated entities, net of tax	4,040	—	—		4,040

Income from continuing operations	2,213	1,832	1,012		5,057
Income from discontinued operations, net of tax	11,946	—	—		11,946

Net income	14,159	1,832	1,012		17,003
Less: Net (loss) income attributable to non-controlling interest	(670)	—	703	G	33

Net income attributable to Inverness Medical Innovations, Inc. and Subsidiaries	14,829	1,832	309		16,970
Preferred stock dividends	(5,853)	—	—		(5,853)

Net income available to common stockholders	$8,976	$1,832	$309		$11,117

Basic net income per common share attributable to Inverness Medical Innovations, Inc. and subsidiaries:
(Loss) from continuing operations	$(0.03)				$(0.01)
Income from discontinued operations	0.14				0.14

Net income per common share	$0.11				$0.13

Diluted net income per common share attributable to Inverness Medical Innovations, Inc. and subsidiaries:
(Loss) from continuing operations	$(0.03)				$(0.01)
Income from discontinued operations	0.14				0.14

Net income per common share	$0.11				$0.13

Weighted average shares — basic	83,806	—	—		83,806

Weighted average shares — diluted	83,806	—	—		83,806

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2009
(in 000s, except per share amounts)

	Pro Forma Adjustments
		The Second Territory	The Second Territory
		Business	Business		Standard Diagnostics	Standard Diagnostics		Pro forma
	Inverness	Historical	Adjustments		Historical	Adjustments		Combined Company
Net product sales and services revenue	$1,893,566	$14,888	$—		$57,242	$—		$1,965,696
License and royalty revenue	29,075	—	—		—	—		29,075

Net revenue	1,922,641	14,888	—		57,242	—		1,994,771
Cost of net revenue	868,419	6,921	368	A, E	18,321	11,589	F, H	905,618

Gross profit	1,054,222	7,967	(368)		38,921	(11,589)		1,089,153

Operating expenses:
Research and development	112,848	178	—		3,983	—		117,009
Sales and marketing	441,646	333	4,068	A	7,828	9,046	F	462,921
General and administrative	357,033	1,335	250	A	1,923	—		360,541
Gain on disposition	(3,355)	—	—		—	—		(3,355)

Operating income (loss)	146,050	6,121	(4,686)		25,187	(20,635)		152,037
Interest and other income (expense), net	(105,802)	34	(540	)D	(1,129)	—		(107,437)

Income (loss) from continuing operations before provision for income taxes	40,248	6,155	(5,226)		24,058	(20,635)		44,600
Provision for income taxes	15,627	—	307	C	438	390	C	16,762

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	24,621	6,155	(5,533)		23,620	(21,025)		27,838
Equity earnings of unconsolidated entities, net of tax	7,626	—	—		—	—		7,626

Income (loss) from continuing operations	32,247	6,155	(5,533)		23,620	(21,025)		35,464
Income from discontinued operations, net of tax	1,934	—	—		—	—		1,934

Net income (loss)	34,181	6,155	(5,533)		23,620	(21,025)		37,398
Less: Net income attributable to non-controlling interests	465	—	—		—	641	G	1,106

Net income (loss) attributable to Inverness Medical Innovations, Inc. and Subsidiaries	33,716	6,155	(5,533)		23,620	(21,666)		36,292
Preferred stock dividends	(22,972)	—	—		—	—		(22,972)

Net income (loss) available to common stockholders	$10,744	$6,155	$(5,533)		$23,620	$(21,666)		$13,320

Basic net income per common share attributable to Inverness Medical Innovations, Inc. and subsidiaries:
Income from continuing operations	$0.11							$0.14
Income from discontinued operations	0.02							0.02

Net income per common share	$0.13							$0.16

Diluted net income per common share attributable to Inverness Medical Innovations, Inc. and subsidiaries:
Income from continuing operations	$0.11							$0.14
Income from discontinued operations	0.02							0.02

Net income per common share	$0.13							$0.16

Weighted average shares — basic	80,572	—	605	B	—	—		81,177

Weighted average shares — diluted	81,967	—	605	B	—	—		82,572

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION
     The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010 include the historical results of Inverness, Standard Diagnostics and the Second Territory Business as if these transactions had occurred on January 1, 2009.
Acquisition of Standard Diagnostics
     On February 8, 2010, we acquired a 61.92% ownership interest in Standard Diagnostics, Inc., or Standard Diagnostics, via a tender offer for approximately $162.1 million. On March 22, 2010, we acquired an incremental 13.37% ownership interest in Standard Diagnostics via a second tender offer for approximately $36.2 million. Standard Diagnostics, a publicly-traded Korean company, specializes in the medical diagnostics industry. Its main product lines relate to diagnostic reagents and devices for hepatitis, infectious diseases, tumor markers, fertility, drugs of abuse, urine strips and protein strips. The preliminary aggregate purchase price was $198.3 million, which consisted of two cash payments.
     A summary of the preliminary aggregate purchase price allocation for this acquisition is as follows (in thousands):

Current assets	$52,058
Property, plant and equipment	16,562
Goodwill	72,023
Intangible assets	131,580
Other non-current assets	13,334

Total assets acquired	285,557

Current liabilities	12,655
Non-current liabilities	32,088

Total liabilities assumed	44,743

Net assets acquired	240,814
Less:
Non-controlling interest in Standard Diagnostics	42,510

Cash consideration	$198,304

     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be realized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Core technology	$62,135	10 years
Trademarks and trade names	9,350	7 years
Customer relationships	46,155	10.9-15.9 years
Non-compete agreements	255	2 years
In-process research and development	13,685	N/A

Total intangible assets	$131,580

Acquisition of the Second Territory Business
     On April 30, 2009, we completed our acquisition of the assets of ACON Laboratories, Inc.’s and certain related entities’ (collectively, “ACON”) business of researching, developing, manufacturing, distributing, marketing and selling lateral flow immunoassay and directly-related products (the “Business”) for the remainder of the world outside of the First Territory (as defined below), including China, Asia Pacific, Latin America, South America, the Middle East, Africa, India, Pakistan, Russia and Eastern Europe (the

“Second Territory Business”). We acquired ACON’s Business in the United States, Canada, Western Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory”) in March 2006. The preliminary aggregate purchase price for the Second Territory Business was approximately $191.1 million ($189.1 million present value), which consisted of cash payments totaling $104.7 million, 1,202,691 shares of our common stock with an aggregate fair value of $42.1 million and deferred purchase price consideration payable in cash and common stock with an aggregate fair value of $42.3 million.
     A summary of the preliminary aggregate purchase price allocation for this acquisition is as follows (dollars in thousands):

Current assets	$4,156
Property, plant and equipment	305
Goodwill	84,149
Intangible assets	100,600

Total assets acquired	189,210

Current liabilities	117

Total liabilities assumed	117

Net assets acquired	189,093
Less:
Fair value of common stock issued (1,202,691 shares)	42,142
Present value of deferred purchase price consideration	42,261

Cash consideration paid at closing	$104,690

     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be realized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Customer relationships	$94,200	13-19 years
Patents	3,000	10 years
Trademarks and trade names	1,900	3 years
Non-compete agreements	1,500	2 years

Total intangible assets	$100,600

NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
     The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined statements of operations:
A.	Represents amortization expense of the estimated value assigned to customer relationships, trademarks and trade names and patents as discussed in Note 1, acquired in connection with the acquisition of the Second Territory Business. The preliminary fair values of acquired intangible assets in connection with the acquisition of the Second Territory Business and their respective useful lives are as follows:

	Amount	Amortizable Life
Customer relationships	$94,200	13-19 years
Patents	3,000	10 years
Trademarks and trade names	1,900	3 years
Non-compete agreements	1,500	2 years

Total intangible assets	$100,600

B.	Represents the adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock as part of the consideration to acquire the Second Territory Business, as if such transaction occurred on January 1, 2009.

C.	Reflects the adjustment of the historical tax provision as a result of pro forma combined results.

D.	Represents imputed interest expense related to the remaining cash consideration to be paid to the ACON shareholders.

E.	Represents estimated cost increase for products supplied under a transitional manufacturing agreement with ACON.

F.	Represents amortization expense of the estimated value assigned to customer relationships, core technology, non-compete agreements and trademarks and trade names as discussed in Note 1, acquired in connection with the acquisition of Standard Diagnostics. The preliminary fair values of acquired intangible assets in connection with the acquisition of Standard Diagnostics and their respective useful lives are as follows:

	Amount	Amortizable Life
Core technology	$62,135	10 years
Trademarks and trade names	9,350	7 years
Customer relationships	46,155	10.9-15.9 years
Non-compete agreements	255	2 years
In-process research and development	13,685	N/A

Total intangible assets	$131,580

G.	Represents the net income related to the 24.71% non-controlling interest in Standard Diagnostics.

H.	Represents amortization relating to the write-up of inventory to fair value in connection with the acquisition of Standard Diagnostics.
NOTE 3 — PRO FORMA NET INCOME PER COMMON SHARE
     For the year ended December 31, 2009 and the three months ended March 31, 2010 the unaudited pro forma combined company basic and diluted net income per common share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares expected to be issued in connection with the respective acquisitions, as if such transactions had occurred on January 1, 2009. Included in the weighted average diluted common shares for the calculation of net income per common share for the year ended December 31, 2009, are common stock equivalent shares from the potential exercise of stock options and warrants. Common stock equivalent shares from the potential conversion of convertible debt securities, common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the Second Territory Business and potential common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share for the year ended December 31, 2009 because inclusion thereof would be antidilutive. For the three months ended March 31, 2010 potential dilutive shares were not used in the calculation of diluted net income per common share because inclusion thereof would be antidilutive.